Exhibit 99.1

Quad M Solutions Inc,. Announces Management

and Board of Directors Changes

Joseph Frontiere and Douglas Cole added as Directors

Pat Dileo resigns from Board Of Directors and as CEO

Joseph Frontiere appointed Interim CEO

TOM'S RIVER, N.J., Aug. 11, 2021 - Quad M Solutions Inc. (OTC.PK: MMMM) has appointed Joseph Frontiere and Douglas Cole to its Board of Directors with Mr. Frontiere appointed its new Interim CEO. Pat Dileo has resigned from his positions as CEO and BOD member. The business bios of Messrs. Frontiere and Cole are disclosed in the Company’s Form 8-K filed with the SEC on August 5, 2021 [https://www.sec.gov/Archives/edgar/data/66600/000149315221018638/form8-k.htm]

Mr. Frontiere stated, “I am extremely excited to join Quad M Solutions Inc. as a member of its BOD and as its acting CEO. I believe the company’s staffing solutions, that provides full medical insurance, fills a major need in the market for PEO’s (Professional Employer Organizations). I am impressed with the Company’s infrastructure and the progress the Company has made to allow it to scale its revenues. We want to emphasize data analytics, which will greatly improve the underwriting and development of new products through technology. In addition, I plan to implement several marketing partnerships to rapidly accelerate sales and earnings over the very near term. Under my leadership, we will focus on providing transparency, whether positive or negative, with open and regular communication with the shareholders.”

The Company currently has approximately 1700 insured members (which includes single employees, employee/spouse, employee/child or employee/family) that are benefitting from the Company’s partially self-insured medical benefit programs. The Company is currently meeting and in some cases, exceeding industry standards for each premium revenue dollar. The Company is also offering payroll services for these members with a significantly lower margin.

About Quad M Solutions, Inc.

Quad M Solutions, Inc., is a public holding company that offers self-funded health plans, staffing services, HR-human resources, payroll services, retirement, supplemental and workers compensation insurance to small and mid-sized group employers with 1-500 employees, and to the exploding essential worker “Gig Economy,” a labor market that is characterized by the prevalence of short-term contracts or freelance work, not permanent jobs. Our Company’s four subsidiaries, NuAxess 2, Inc., PrimeAxess, Inc., OpenAxess, Inc. and PrimeAxess 2, LLC are important in conveying who we are and what we do.

We strive to provide those employers and individuals the right tools to be able to manage and control all the facets in their healthcare experience and their eventual health outcomes. Prevention, wellness, and cures have become part of our corporate mission to individuals who want to manage and control their short and long-term healthcare needs.

Our self-insured programs are consumer-driven and technology-leveraged and, by itself, self-insurance is affordable, transparent and responsive to the healthcare and retirement needs of employees who are looking for higher quality benefits, integrated health information and better medical provider access and outcomes.

For additional information, please visit: QuadMSolutions.com and NuAxess.com.

Forward-Looking Statements:

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Quad M Solutions, in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, profits, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates, and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. The actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements.

Corporate Contact:

Jaclyn Castro: IR@quadmsolutions.com